Kopp Funds, Inc.
                                 ("Registrant")
                                   Form N-SAR
                                File No. 811-8267
                 For the Semi-Annual Period Ended March 31, 2001

Exhibit Index

Sub-Item 77K:  Changes in Registrant's certifying accounts.



Sub-Item 77K:  Changes in Registrant's certifying accounts.


On May 14, 2001, the Board of Directors ratified the termination of KPMG LLP as the Fund's independent accountants. For the years ended September 30, 1998 through September 30, 2000, KPMG LLP expressed an unqualified opinion on the Fund's financial statements. There were no disagreements between Fund management and KPMG LLP prior to their termination. The Board of Directors approved the termination of KPMG LLP and the appointment of PricewaterhouseCoopers LLP as the Fund's independent accountants.

Registrant has requested KPMG LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG LLP agrees with the statements contained above. A copy of the letter from KPMG LLP to the Securities and Exchange Commission is filed as an exhibit hereto.